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                                                                   EXHIBIT 10.12


                        EXCHANGE AND CONVERSION AGREEMENT

                  AGREEMENT, made as of the 2nd day of July, 1996, among RMH TELESERVICES, INC., a Pennsylvania corporation formerly known as RMH SALES AND MARKETING CONSULTING, INC. ("the Company"), Raymond J. Hansell ("Hansell"), MarySue Lucci Hansell ("Lucci"), ADVANTA PARTNERS LP, a Pennsylvania limited partnership ("Advanta Partners"), and GLENGAR INTERNATIONAL INVESTMENTS LIMITED, a limited liability company organized in the British Virgin Islands ("Glengar"). Hansell and Lucci are sometimes referred to herein as the "Founders."

                  WHEREAS, the Founders are the payees under a 6% Subordinated Promissory Note made by the Company, dated May 24, 1996 (the "Founders' Note"), in the principal amount of $3,000,000.00, subject to an increase of $1,000,000 upon the Company's achieving certain earnings targets as described therein;

                  WHEREAS, the Founders own in aggregate 1,000,000 shares of Series A Preferred Stock of the Company, par value $1.00 per share (the "Series A Preferred Stock" and, collectively with The Founder's Note, the "Founders' Securities");

                  WHEREAS, Advanta Partners and Glengar own 6,226,316 and 273,684 shares of Series B Preferred Stock of the Company, par value $1.00 per share (the "Series B Preferred Stock"), respectively, which are redeemable at the option of the holder upon the occurrence of an initial public offering;

                  WHEREAS, Advanta Partners owns 1,279,573 shares of Class B Non-Voting Common Stock of the Company, no par value per share (the "Class B Common Stock") and that such shares of Class B Common Stock are convertible at the option of Advanta Partners into a like number of shares of Class A Voting Common Stock, no par value per share (the "Class A Common Stock" and, collectively with the Class B Common Stock, the "Common Stock"), upon the occurrence of an initial public offering of the Company's Common Stock, no par value per share;

                  WHEREAS, the Company and Advanta Partners have entered into a Management Fee Agreement, dated as of May 24, 1996 (the "Management Fee Agreement");

                  WHEREAS, the Company intends to complete an initial public offering of its Common Stock (the "IPO") on the terms set forth in a Registration Statement to be filed with the United States Securities and Exchange Commission on or about July 3, 1996;

                  WHEREAS, the Company, Advanta Partners, Glengar and the Founders wish to effect certain changes in the Company's capital structure in connection with the completion of the IPO and wish to amend the terms of the Company's relationship with Advanta Partners;
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                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                  1.       Exhange of Founders' Securities.

                           (a) Subject to the terms of this Agreement, effective
upon the closing of the IPO (the "Closing"), all of the Founders' Securities shall be exchanged for such number of fully paid and nonassessable shares Common Stock as equals (i) $5,000,000 divided by (ii) the price per share of the Company's Common Stock sold in the IPO, before deduction of underwriters' discounts and other offering expenses.

                           (b) Each of the Founders hereby represents and
warrants to the Company that such Founder is acquiring the shares of Common Stock for investment and not with a view to resale or distribution except in accordance with applicable securities laws and further agrees that such Founder will not sell or otherwise transfer any shares of Common Stock unless such Founder complies with the restrictions on transfer set forth herein and in the Shareholders' Agreement, dated May 24, 1996. Each of the Founders further represents and warrants that, as of the date hereof and as of the Closing, such Founder will have good unencumbered title to the Founders' Securities and that the transactions contemplated by this Agreement will not violate any agreement or law applicable to such Founder.

                  2. Redemption of Series B Preferred Stock; Conversion of Class B Common Stock.

                           (a) Subject to the terms of this Agreement, each of
Advanta Partners and Glengar hereby elects, effective upon the Closing, without the requirement of any further action by Advanta Partners or Glengar, to redeem all shares of Series B Preferred Stock owned by each of them and shall receive from the proceeds of the IPO a redemption payment in cash equal to the sum of $1.00 per share of Series B Preferred Stock held by such holder, plus the amount of any accrued but unpaid dividends to such shares through such date. The parties hereto agree and acknowledge that the execution of this Agreement shall constitute a waiver of the requirements of giving or receiving any separate "Redemption Notice" under the terms of Article II(b)(6) of the Company's Articles of Incorporation, as amended. The Company hereby agrees to honor such redemption on such terms.

                           (b) Advanta Partners hereby elects to convert,
without the requirement of any further action, effective upon the Closing, each share of Class B Common Stock held by it into one fully paid and non-assessable share of Class A Common Stock. The Company hereby agrees to honor such conversion on such terms.




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                  3.       Termination of Management Fee Agreement.

                  Effective upon the Closing, the Company and Advanta Partners shall terminate the Management Fee Agreement and the Company shall pay to Advanta Partners in cash an amount equal to a pro rata portion based on the fraction of the calendar year which has elapsed between the date of such agreement and the date of such termination. The parties hereto further agree that the Company and Advanta Partners shall enter into a Consulting Agreement pursuant to which Advanta Partners will provide consulting services to the Company on substantially the same terms as are contained in the Management Fee Agreement (other than compensation terms), in consideration of which the Company shall pay to Advanta Partners $50,000 per year.

                  4.       Termination of this Agreement.

                  If the Closing has not occurred by September 30, 1996, this Agreement shall be void ab initio, and all rights and obligations of the parties under this Agreement shall be wholly without force and effect.

                  5.       Equitable Relief.

                  The parties hereto agree that in the event of any breach or threatened breach of any such covenant or agreement, in addition to any and all other legal and equitable remedies that may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without the necessity of proving actual damages by reason of breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice to any other party.

                  6.       Entire Agreement;  Amendment; Modification

                  This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement may be amended or modified at any time or times by the unanimous agreement in writing of the parties to this Agreement.

                    7.     Miscellaneous

                           (a) Indulgences, Etc. Neither the failure nor any
delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. Nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege. Nor shall any waiver of any right, remedy, power or privilege with respect to any



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occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                           (b) Controlling Law. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement (including, without limitation provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           (c) Binding Nature of Agreement; No Assignment. This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties.

                           (d) Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                        GLENGAR INTERNATIONAL
/s/ Raymond J. Hansell                  INVESTMENTS LIMITED
- --------------------------------
Raymond J. Hansell                      By: /s/ Ian C. Crosby
                                            ----------------------------
                                            Ian C. Crosby
                                            Director: Montblanc (Directors)
                                                      Limited
/s/ MarySue Lucci Hansell                   Sole corporate director: Glengar
- --------------------------------            International Investments Limited
MarySue Lucci Hansell




ADVANTA PARTNERS LP                     RMH TELESERVICES, INC
  By: AP CAPITAL, INC.,
      general partner

  By: /s/ Mitchell L. Hollin                By: /s/ Anthony P. Brenner
     ---------------------------            ----------------------------
     Mitchell L. Hollin,                    Anthony P. Brenner,
     Vice President                         Chairman





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